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Exhibit 10.6

ZUMIEZ INC.
2004 STOCK OPTION PLAN

ADOPTED: June 1, 2004

1.     INTRODUCTIONS AND DEFINITIONS

  1.1 The Plan

        The purposes of this 2004 Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of Zumiez Inc. and its subsidiaries and affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company. This Plan provides for the granting of two types of options, namely (1) Incentive Stock Options, as defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended, and (2) Nonqualified Stock Options.

  1.2 Definitions

        Capitalized terms used in this Plan shall have the following meanings:

        "Board" means the Board of Directors of the Company.

        "Change in Control" means an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction involving the sale, exchange or transfer of all or substantially all of the assets of the Company, the corporation or other business entity to which the assets of the Company were transferred (the "Transferee"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own or the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means a committee appointed by the Board, pursuant to Section 2.3 hereof, to administer the provisions of this Plan, and in the absence of any such committee, references to the Committee shall mean the Board.

        "Company" means Zumiez Inc.

        "Director" means a member of the Board.

        "Employee" means, for purposes of this Plan, persons continuously employed by the Company or by any current or future foreign or domestic subsidiary of the Company on a regular basis, whether full-time or part-time, at any time during the duration hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended, or any replacement act or legislation.

        "Fair Market Value" of the Company's common stock shall be determined by the Board, or in the event the Company's common stock is listed on any national exchange, over-the-counter, or other stock trading market, then as of any time based upon the prevailing bid price of the Company's common stock as of such time.

        "Incentive Stock Option" means an option issued by the Company to purchase shares of stock of the Company that meets the definition of "incentive stock option" contained in Section 422 of the Internal Revenue Code of 1986, as amended, and that is issued by the Company to be an Incentive Stock Option.

        "Nonqualified Stock Option" means an option issued by the Company to purchase shares of stock of the Company that is not an Incentive Stock Option.

        "Optioned Shares" means Shares subject to a Stock Option.

        "Optionee" means the recipient of a Stock Option pursuant to a Stock Option Agreement.

        "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by shareholders of the Company or the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

        "Plan" means this Zumiez Inc. 2004 Stock Option Plan, which also may be referred to as the "2004 Stock Option Plan."

        "Plan Guidelines" shall mean the guidelines, rules, policies, regulations, forms of notice, and forms of agreements and instruments, if any, adopted and amended by the Board from time to time with respect to this Plan pursuant to Section 2.3.

        "Securities Act" means the Securities Act of 1933, as from time to time amended, or any replacement act or legislation.

        "Shares" shall mean the Shares of the Company reserved issuance under this Plan as further defined in Section 2.2.

        "Stock Option" means an agreement entered into by the Company granting the recipient the right to purchase shares of stock of the Company, at certain times, and under certain conditions, subject to certain obligations and responsibilities as defined in this Plan and in the written Stock Option Agreement, whether an Incentive Stock Option or a Nonqualified Stock Option.

        "Stock Option Agreement" means the written contract by which a Stock Option is granted by the Company to an Optionee.

2.     GENERAL PROVISIONS APPLICABLE TO BOTH NONQUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS GRANTED BY THE COMPANY

  2.1 Objectives of This Plan

        The purpose of this Plan is to encourage ownership of common stock of the Company by executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. This Plan is intended to provide an incentive to such parties for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share in the increased value of the Company's shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Employees pursuant to the terms of their employment.

  2.2 Stock Reserved for This Plan

        The stock initially reserved by the Board for issue upon the exercise of Stock Options granted under this Plan shall be 14,238.6 shares of the no par value common stock of the Company (the "Shares") which Shares shall be reserved from the Company's authorized and unissued shares. Shares subject to any Stock Option under this Plan which are not exercised in full, or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other Stock Options under this Plan. The aggregate number of Shares subject to Stock Options under this Plan or reserved for issuance by the Board shall not exceed the number approved by the shareholders at the time of adoption hereof unless such increase is approved by the Company's shareholders. Such approval shall be by the affirmative vote of shareholders holding a majority of the issued and outstanding shares of common stock of the Company entitled to vote at a meeting called to approve said increase.

  2.3 Administration of This Plan

          (a)   This Plan shall be administered by a Committee appointed by the Board of Directors of the Company (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board. A member of the Committee shall be eligible to receive stock options, but shall not participate in any decision regarding the grant of options to him or herself. The Committee shall have the authority, in its sole discretion and from time to time to:

            (1)   designate the executive officers and other key employees eligible to participate in the Plan;

            (2)   grant options provided in the Plan in such form and amount as the Committee shall determine;

            (3)   impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

            (4)   interpret the Plan, adopt, amend and rescind rules, policies, regulations, forms of notice, and forms of agreements and instruments for the administration of the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

          (b)   Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

          (c)   At all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, each member of the Board who participates on the Committee must be a "disinterested person" as that term is defined in Rule l6b(3) of the Exchange Act. The Committee shall interpret this Plan and adopt, from time to time, such Guidelines as the Committee deems necessary or advisable. Such powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the management and key employees to be granted Stock Options under this Plan, to determine the size, type, and applicable terms and conditions of grants to be made to such selected individuals, to determine a time when Stock Options will be granted, and to authorize grants to eligible executive officers and key employees.

          (d)   Shares of stock which may be issued under the Plan shall be authorized and unissued shares of Common Stock of Zumiez Inc. ("Common Stock"). If any option granted under this Plan expires or is surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan. For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

  2.4 Eligibility For Participation.

        Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value or services to the Company and past and potential contributions to the Company's profitability and sound growth.

  2.5 Effect of Change in Control on Stock Options

          (a)   In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiring Corporation"), may, without the consent of the Optionee, either assume the Company's rights and obligations under outstanding Stock Options or substitute for outstanding Stock Options substantially equivalent options for the Acquiring Corporation's stock or equity participation plan. In the event of a Change in Control, the Optionee may purchase the full amount of vested Optioned Shares for which Stock Options have been granted to the Optionee and for which the Stock Options have not been exercised, provided, however, the Company, in its sole discretion, and without the consent of any Optionee, may amend this Plan to allow an Optionee to purchase the full amount of the Option Shares for which Stock Options have been granted to such Optionee and for which the Stock Options have not been exercised. Any Stock Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of a Stock Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Stock Option Agreement except as otherwise provided in such Stock Option Agreement. Any exercise of a Stock Option immediately prior to a Change in Control may be made contingent upon consummation of such Change in Control. If the Change in Control, once commenced, is canceled or revoked, the conditional purchase of Shares for which the option to purchase would not have otherwise been exercisable at the time of said cancellation or revocation, but for the operation of this Section 2.5, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at Optionee's option.

          (b)   Nothing herein shall allow the Optionee to purchase Optioned Shares, the options for which have expired.

  2.6 Stock Option Agreements; Terms and Expiration of Stock Options

        Each Stock Option granted under this Plan shall be pursuant to a written Stock Option Agreement, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations and shall contain provisions as to the following effect, together with such other provisions as the Board shall from time to time approve:

          (a)   That, subject to the provisions of Section 2.6(b) below, the Stock Option, as to the whole or any part thereof, may be exercised only by the Optionee or Optionee's personal representative;

          (b)   That neither the whole nor any part of the Stock Option shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the Stock Option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate;

          (c)   That subject to the foregoing provisions, a Stock Option may be exercised at different times for portions of the total number of Shares for which the right to purchase shall have vested, provided that such portions are in multiples often (10) shares if the Optionee holds vested Stock Options for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares;

          (d)   That no Optionee shall have the right to receive any dividend on or to vote or exercise any right with respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee:

          (e)   That the Stock Option shall expire at the earliest of the following:

            (1)   The date specified in the Stock Option Agreement;

            (2)   Ninety (90) days after voluntary or involuntary termination of Optionee's employment other than termination as described in Paragraphs (3) or (4) below;

            (3)   Upon the discharge of Optionee for misconduct, willfully or wantonly harmful to the Company;

            (4)   Twelve (12) months after Optionee's death or disability;

            (5)   As provided in Section 2.5(a).

          (f)    That, to the extent a Stock Option Agreement provides for the vesting of the right to purchase in increments, such vesting shall cease as of the date of the Optionee's death, disability, or voluntary or involuntary termination of Optionee's employment with, or Consultant's provision of services to, the Company;

          (g)   That the terms of the Stock Option Agreement shall be a contract between the Company and the Optionee; and the specific terms of any Stock Option Agreement shall govern over the more general terms hereof, and

          (h)   That subject to the Plan Guidelines, the Stock Option Agreement shall not be affected by any changes of duties or position so long as the Optionee shall continue to be an Employee, and, subject to the terms hereof.

  2.7 Notice of Intent to Exercise Stock Option

        The Optionee (or other person or persons, if any, entitled hereunder) desiring to exercise a Stock Option as to all or part of the Shares covered thereby shall in writing notify the Company, Attention: Secretary, at its principal office in the State of Washington, specifying the number of Stock Option Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The Company from time to time may issue or specify to Optionees a written form for use in connection with any such exercise.

  2.8 Method of Exercise of Stock Option

        Within three (3) days after receipt by the Company of the notice provided in Section 2.7, but not later than the expiration date specified in Section 2.5(e), the Stock Option shall be exercised as to the number of Shares specified the notice by payment by the Optionee to the Company of the amount specified below in Section 3.2. Payment of such purchase price shall be made in cash, or if the Company elects to approve such, in accordance with procedures for a "cashless exercise" as the same may have been established from time to time by the Company and the brokerage firm, if any, designated by the Company to facilitate exercises of Stock Options and sales of shares under this Plan. Payment in shares of the Company's common stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. For purposes of the preceding sentence, "fair market value" shall be determined by the Board in the same manner as utilized in determining the fair market value at the time other Stock Options are granted.

  2.9 Recapitalization

        The aggregate number of Shares for which Stock Options may be granted hereunder, the number of Shares covered by each outstanding Stock Option, and the price per Share thereof in each such Stock Option Agreement shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of common stock of the Company resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from a redemption of shares by the Company. If the total adjustment would result in a fractional Share the Optionee shall be entitled to one (1) additional Share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of Shares initially allocated or later increased by approved amendment to this Plan.

  2.10 Substitutions and Assumptions

        The Board shall have the right to substitute, replace, or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

  2.11 Terminal Date of Plan

        This Plan shall not extend beyond a date ten (10) years from the date of adoption hereof by the Board, provided that any Stock Option to purchase shares duly granted hereunder prior to such date shall be exercisable pursuant to its terms and the terms hereof until expiration or earlier termination of such Stock Option.

  2.12 Granting of Stock Options

        The granting of any Stock Option pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any Employee any right to participate under this Plan or to receive any Stock Option under it.

        The granting of a Stock Option pursuant to this Plan shall not constitute any agreement or an understanding, express or implied, on the part of the Company, or a subsidiary, to employ the Optionee for any specified period.

  2.13 Withdrawal

        An Optionee may at any time elect in writing to abandon a Stock Option with respect to the number of Shares as to which the Stock Option shall not have been exercised.

  2.14 Government Regulations

        This Plan and the granting and exercise of any Stock Option hereunder and the obligations of the Company to sell and deliver Shares under any such Stock Option shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies as may be required.

  2.15 Proceeds from Sale of Stock

        Proceeds of the purchase of Optioned Shares by an Optionee shall be used for the general business purposes of the Company.

  2.16 Shareholder Approval

        This Plan shall be submitted to the shareholders for their approval within twelve (12) months from the date hereof. The Company may grant Stock Options prior to such approval which shall be conditioned upon subsequent shareholder approval.

  2.17 Compliance with Securities Laws

        The Committee shall have the right to:

          (a)   require an Optionee to execute, as a condition of exercise of a Stock Option, a letter evidencing Optionee's intent to acquire the Shares for investment and not with a view to the resale or distribution thereof;

          (b)   place appropriate legends upon the certificate or certificates for the Shares; and

          (c)   take such other acts as it deems necessary in order to cause the issuance of Optioned Shares to comply with applicable provisions of state and federal securities laws.

        In furtherance of the foregoing, and not by way of limitation thereof, no Stock Option shall be exercisable unless such Stock Option and the Shares to be issued pursuant thereto shall be registered under appropriate federal and state securities laws, or shall be exempt therefrom, in the opinion of the Committee upon advice of counsel to the Company. Each Stock Option Agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of Stock Options or Shares hereunder. Issue, transfer, or delivery of certificates for Shares pursuant to the exercise of Stock Options may be delayed, at the discretion of the Committee until the Committee is satisfied that the applicable requirements of the federal and state securities laws have been met.

        The dollar value and number of Stock Options granted under this Plan are limited pursuant to Rule 701 promulgated by the Securities and Exchange Commission which provides an exemption from the registration requirements under the Securities Act. Any guidelines adopted pursuant to this Plan shall contain the current limitations specified in said Rule 701 until the Company is registered under the Securities Act.

3.     PROVISIONS APPLICABLE SOLELY TO NONQUALIFIED STOCK OPTIONS

        In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are not Incentive Stock Options.

  3.1 Option Price

        The option, or purchase price, of each Share optioned as a Nonqualified Stock Option under this Plan shall be determined by the Board and set forth in the Stock Option Agreement.

  3.2 Method of Exercise of Stock Option

        The amount to be paid by the Optionee upon exercise of a Nonqualified Option shall be the exercise price provided for in the Stock Option Agreement, together with the amount of federal, state, and local income and FICA taxes required to be withheld by the Company. An Optionee may elect to pay Optionee's federal, state, or local income and FICA withholding tax by having the Company withhold shares of Company common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to equal the fair market value of the shares on the day the option is exercised. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

          (a)   If an Optionee has received multiple Stock Option grants, a separate election must be made for each grant;

          (b)   The election must be made prior to the day the Stock Option is exercised;

          (c)   The election will be irrevocable;

          (d)   The election will be subject to the disapproval of the Board;

          (e)   If the Optionee is an "officer" of the Company within the meaning of Section 16 of the Exchange Act ("Section 16") as defined in Rule 16a-l promulgated by the Securities Exchange Commission, the election may not be made within six (6) months following the grant of the Stock Option; and

          (f)    If the Optionee is an "officer" of the Company within the meaning of Section 16 as so defined, the election must be made either six (6) months prior to the day the Stock Option is exercised or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

  3.3 Assignment

        The Company may allow limited assignment rights for the gifting by Optionee of rights hereunder to vested Nonqualified Stock Options, on terms to be determined by the Board from time to time.

4.     PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS

        In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are Incentive Stock Options.

  4.1 Conformance with Internal Revenue Code

        Stock Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and Regulations. Only Employees may be granted Incentive Stock Options hereunder.

  4.2 Option Price

        The option, or purchase price, of each Share optioned as an Incentive Stock Option under this Plan shall be determined by the Board at the time of the action for the granting of the Stock Option and set forth in the Stock Option Agreement, but shall not, in any event, be less than the fair market value of the Company's common stock on the date of grant.

  4.3 Limitation on Amount of Incentive Stock Option

        The aggregate fair market value of the Optioned Shares as determined on the date of grant, vesting in anyone calendar year with respect to which an Employee has the right to purchase (under this Plan or any other plan of the Company which authorizes Incentive Stock Options) shall not exceed $100,000; and to the extent any Stock Option purporting to be an Incentive Stock Option grants an Employee the right to purchase Optioned Shares with an aggregate fair market value vesting in anyone calendar year in excess of $100,000, as so determined (under this Plan or any other plan of the Company which authorizes Incentive Stock Options), shall be deemed a Nonqualified Stock Option for such excess amount.

  4.4 Limitation on Grants to Substantial Shareholders

        It is the Company's intent that in the case of an Employee who, immediately prior to the grant of a Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, will not be granted Incentive Stock Options unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the fair market value of the Company's stock on the date of grant and such Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. Any Stock Option that by its terms purports to be an Incentive Stock Option that is issued to an Employee who owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company that does not have an exercise price of at least one hundred ten percent (110%) of the fair market value of the Company's stock on the date of grant or that is, by its terms, exercisable after the expiration of five (5) years from the date such Stock Option is granted, shall be deemed a Nonqualified Stock Option.

  4.5 Method of Exercise of Stock Option

        The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the purchase price per share provided for in the Stock Option Agreement.

5.     LOCK-UP AGREEMENT; SHAREHOLDER'S AGREEMENT

        The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of, any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

        Upon any exercise of any Stock Option hereunder, the Company may require an Optionee to enter into and be bound by the terms of a Shareholder's Agreement, which agreement may provide for the Company's: (i) right of first offer and first refusal with respect to a proposed transfer of Shares acquired on exercise of a Stock Option, and (ii) right of repurchase with respect to Shares acquired on exercise of a Stock Option following an Employee's termination of employment with the Company or termination of a Consultant's provision of services to the Company.

6.     AMENDMENT

        This Plan, the Plan Guidelines, and all rules and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board, provided that no such action shall adversely affect any material rights of Optionees granted under this Plan prior to such action. The Board may amend the terms and conditions of outstanding Stock Options, provided, however, that (i) no such amendment would be adverse to the holders of such Stock Options, (ii) no such amendment shall extend the period for exercise of a Stock Option, and (iii) the amended terms of a Stock Option would be permitted under this Plan.

7.     FOREIGN EMPLOYEES

        Without amending this Plan, the Board may grant Stock Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the company operates or has Employees.

8.     REGISTRATION, LISTING, AND QUALIFICATION OF SHARES

        Each Stock Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the purchase of shares thereunder, no such Stock Option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements.

9.     NO RIGHTS TO STOCK OPTIONS OR EMPLOYMENT; NO RESTRICTIONS; NO DAMAGES

        No Employee or other person shall have any claim or right to be granted a Stock Option under this Plan. Having received a Stock Option under this Plan shall not give any person any right to receive any other grant or Stock Option under this Plan. Optionee agrees that continuation of the engagement of each Employee or Consultant of the Company is, in the absence of any written and signed contract to the contrary, terminable at the will of the Company. An Optionee shall have no rights to or interest in any Stock Option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees covered under this Plan or other Employees not covered under this Plan. Each Optionee shall be required to specifically acknowledged and agree that their engagement by the Company as Employee is at will, is not for any fixed or minimum time period, is subject to the mutual consent of the Company and the Optionee, and may be terminated at any time, with or without cause or notice, for any reason or no reason, and without any kind of pre- or post-termination warning, discipline or procedure.

        Each Stock Option granted hereunder may be affected, with regard to both vesting schedule and termination, by leaves of absence, a reduction in the number of hours worked, partial disability, and other changes in Optionee's Employment status, as the case may be. The Company's policies in such matters shall be contained in the Plan Guidelines adopted by the Board or the Committee. The Plan Guidelines and the guidelines, rules, policies and regulations contained therein may be amended at any time and from time to time by the Board or the Committee, in its sole discretion and with or without notice. Optionee's rights hereunder or under any Stock Option granted hereunder at any time shall be governed by the Plan Guidelines in effect at the time of any change in Optionee's employment status as contemplated above.

        Each Optionee must acknowledge and agree that, regardless of whether Optionee's engagement as an employee is terminated with or without cause or notice, or with or without any kind of pre- or post-termination warning, discipline or procedure, that Optionee has no right to, will not bring, and specifically waives any legal claim or action against the Company or any officer, Employee, or director thereof for any damages or losses arising from having to exercise any vested portion of any Stock Option during any defined period after termination or any cancellation of any unvested portion of any Stock Option, or of any vested by unexercised portion of any Stock Option.

10.   COSTS AND EXPENSES

        Except as provided herein with respect to the payment of taxes, all costs and expenses of administering this Plan shall be borne by the Company and shall not be charged to any grant or any Employee receiving a grant.

11.   PLAN UNFUNDED

        This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of this Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under this Plan.

12.   GOVERNING LAW

        This Plan shall be governed by and construed in accordance with the laws of the State of Washington.

ZUMIEZ INC.
(the "Company")

STOCK OPTION AGREEMENT FOR PURCHASE OF STOCK

        We are pleased to inform you that the Company has granted to you, as the individual named below (the "Optionee"), this Stock Option, effective as of June 1, 2004. This Stock Option Agreement is a contract between you and the Company, and is subject in its entirety to the provisions of the Company's 2004 Stock Option Plan (the "Plan"). It warrants to you certain defined rights, at certain times, and under certain conditions, to purchase shares of the Company's common stock, and in exchange you accept certain obligations and responsibilities, as described below and in the Plan and the attached Terms and Conditions.

        FOR VALUABLE CONSIDERATION, the Company does hereby grant to the Optionee, as of the Date of Option Grant specified below, the right and option to purchase the Number of Option Shares of common stock of the Company specified below (the "Option Shares") for the Exercise Price Per Share specified below, and the right to purchase the Option Shares under this Stock Option Agreement shall accrue and vest according to the Vesting Schedule specified below:

Name of Optionee:
Type of Option:	☐ Employee Incentive Stock Option
☐ Employee Nonqualified Stock Option
Number of Option Shares:
Exercise Price Per Share:
Date of Option Grant:
Term of Option:	Years from Date of Option Grant
Vesting Schedule:
ZUMIEZ INC.
By

Its

        By signing below and entering into this Stock Option Agreement, Optionee agrees to the terms hereof and the Plan, and all obligations and responsibilities as described in Plan and the attached Terms and Conditions, which constitute a part of this Stock Option Agreement.

OPTIONEE
By , as Optionee

TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT

        Stock Options are subject to the terms thereof and of the Company's 2004 Stock Option Plan ("Plan"). Capitalized Terms used in this Stock Option Agreement (this" Agreement"), if not otherwise defined, have the meanings given them in the Plan.

1.
a.    Any Option Shares which become purchasable ("vest") but are not purchased on a vesting date or anniversary date, as the case may be, may be purchased on any subsequent date, provided all options for the purchase of Option Shares must be exercised within the time periods specified in Section 2 below.

b.
Optionees shall have conditional purchase rights in the event of any Change in Control as described in the Plan.

2.
All unvested options shall expire upon any termination of Optionee's employment with the Company, whether voluntary or involuntary, or upon the death or disability of Optionee.

  Subject to the terms hereof, all vested options (i.e., options for which the right to purchase has accrued) shall expire at the earliest of the following:

  a.
  The earlier of the end of the Term of Option specified on the first page of this Agreement or ten (10) years from the Date of Option Grant specified on the first page of this Agreement;

  b.
  Ninety (90) days after voluntary or involuntary termination of Optionee's employment other than termination as described in Paragraphs (c) or (d) below;

  c.
  Upon discharge of Optionee for misconduct, willfully or wantonly harmful to the Company;

  d.
  Twelve (12) months after Optionee's death or disability; or

  f.
  As provided in Section 2.5(a) of the Plan in connection with a Change in Control.

3.
This Stock Option may be exercised at different time for portions of the total number of Option Shares for which the right to purchase shall have accrued and vested hereunder, provided that such portions are in multiples of ten (10) shares if the Optionee holds vested portions for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares.

4.
This Stock Option shall be adjusted for recapitalizations, stock splits, stock dividends, and the like as described in the Plan.

5.
This is not an employment contract and while the benefits, if any, of this Stock Option may be an incident of the Optionee's employment with Company, the terms and conditions of such employment are otherwise wholly independent hereof.

6.
Neither this Stock Option nor any right under this Agreement is assignable by the Optionee, and rights under this Agreement might be exercised only by the Optionee or a person to whom the rights under this Agreement shall pass by will or the laws of descent and distribution.

7.
The Optionee shall indicate Optionee's intention to exercise this Stock Option with respect to vested Option Shares by notifying the Company in writing of such intention, indicating the number of Option Shares Optionee intends to purchase, and, within three (3) days thereafter, paying to the Company an amount sufficient to cover the total option price of such Option Shares. Payment of the Exercise Price Per Share specified on the first page of this Agreement shall be made in cash or if provided by the Company, in accordance with such procedures for a "cashless exercise" as may be established from time to time by the Company and the brokerage firm, if any, designated by the Company to facilitate exercises of Stock Options and sales of Optioned Shares under the Plan.

8.
If the Optionee, immediately prior to the grant of an Incentive Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the Exercise Price Per Share specified on the first page of this Agreement for Incentive Stock Options granted hereunder shall be not less than one hundred ten percent (110%) of the fair market value of the Company's common stock on the Date of Option Grant specified on the first page of this Agreement, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from said Date of Option Grant, and notwithstanding any pricing or vesting terms hereof which appear at valiance with the foregoing, all pricing and vesting terms hereof shall be deemed hereby to conform with the foregoing limitations. In lieu of the foregoing, the Optionee may elect to have a Stock Option that purports to be an Incentive Stock Option treated as a Non-Qualified Stock Option pursuant to the original terms of this Agreement.

9.
Notwithstanding the foregoing, no Stock Option shall be exercisable, and rights under this Agreement are not enforceable, unless and until all requirements imposed by or pursuant to Section 2.17 of the Plan are satisfied.

  SECTION 2.17 OF PLAN DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THIS OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY OPTION SHARES TO THE OPTIONEE. AT THE PRESENT TIME THE PLAN IS NOT REGISTERED AND, ALTHOUGH SHARES MAY BE ISSUED UPON EXERCISE, THE SHARES SO ISSUED ARE NOT FREELY TRADABLE.

  THERE CAN BE NO ASSURANCE THAT THE EXEMPTION(S) ALLOWING ISSUANCE OF THE SHARES UPON EXERCISE WILL REMAIN AVAILABLE, NOR IS THEIR ASSURANCE THAT ISSUED SHARES WILL BE REGISTERED OR THAT ONCE REGISTERED THE REGISTRATION WILL BE MAINTAINED. IF THE SHARES ARE NOT REGISTERED OR IF THE REGISTRATION IS NOT MAINTAINED, THE OPTIONEE WILL NOT BE ABLE TO TRADE SHARES OBTAINED UPON EXERCISE OF THIS STOCK OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO THE OPTIONEE PRIOR TO THE EXPIRATION OF THIS OPTION. AS A CONSEQUENCE OF THE FOREGOING, THE OPTIONEE MIGHT NOT HAVE AN OPPORTUNITY TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, AND, IF THE OPTIONEE IS ABLE TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, THE OPTIONEE MIGHT NOT HAVE THE OPPORTUNITY TO TRADE SUCH OPTION SHARES.

10.
NO RIGHTS TO STOCK OPTIONS RESTRICTIONS; NO DAMAGES OR EMPLOYMENT; NO DAMAGES

  Neither Optionee nor any other person shall have any claim or right to be granted a Stock Option under the Plan. Having received a Stock Option under the Plan shall not give Optionee any right to receive any other grant or option under the Plan. Optionee agrees that continuation of the engagement of Optionee as an Employee or Consultant of the Company, as the case may be, is, in the absence of any written and signed contract to the contrary, terminable at the will of the Company. Optionee shall have no rights to or interest in any Option except as set forth herein, in the Plan, or in another Option specifically granted by the Company to Optionee. Neither this Option, the Plan, nor any action taken hereunder or under the Plan shall be construed as giving any Employee or Consultant any right to be retained in the employ of, or be engaged as a Consultant to, the Company, as the case may be. Nothing in the Plan restricts the Company's rights to adopt other option plans pertaining to any or all of the Employees, Consultants or

  Directors covered under the Plan or other Employees, Consultants or Directors not covered under the Plan.

  Optionee specifically acknowledges and agrees that Optionee's engagement by the Company as an Employee or Consultant is "at will," is not for any fixed or minimum time period, is subject to the mutual consent of the Company and the Optionee, and may be terminated by the Company at any time, with or without cause or notice, for any reason or no reason, and without any kind of pre- or post-termination warning, discipline or procedure.

  This Agreement and the Stock Option represented hereby may be affected, with regard to both vesting schedule and termination, by leaves of absence, a reduction in the number of hours worked, partial disability, and other changes in Optionee's Employee or Consultant status, as the case may be. The Company's policies in such matters, if any, shall be contained in the Plan Guidelines adopted by the Board. The Plan Guidelines and the guidelines, rules, policies and regulations contained therein may be amended at any time and from time to time by the Board of Directors of the Company, or the Committee appointed by such Board, in its sole discretion and with or without notice. Optionee's rights hereunder or under the Plan at any time shall be governed by the Plan Guidelines in effect at the time of any change in Optionee's employment status as contemplated above.

11.
This Agreement and the Stock Option represented hereby is granted pursuant to and is controlled by the Plan and by the Plan Guidelines, if any, as adopted by the Board and amended from time to time. Optionee, by execution hereof, acknowledges receipt of the Plan and the Plan Guidelines as they currently exist and acceptance of the terms and conditions of the Plan, the Plan Guidelines and of this Agreement.

QuickLinks

  Exhibit 10.6
ZUMIEZ INC. 2004 STOCK OPTION PLAN
ZUMIEZ INC . (the "Company")
STOCK OPTION AGREEMENT FOR PURCHASE OF STOCK
TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT